                                                                     EXHIBIT 4.1

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO DORAL FINANCIAL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS NOTE IS A DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATION OF DORAL FINANCIAL CORPORATION, IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF DORAL FINANCIAL CORPORATION, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

CUSIP NO. 25811P AK 6                             PRINCIPAL AMOUNT: $350,000,000
No. 1

                           DORAL FINANCIAL CORPORATION

                  Floating Rate Senior Notes Due July 20, 2007

         DORAL FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of U.S. Three Hundred Fifty Million Dollars ($350,000,000) on July 20, 2007, and to pay interest thereon from July 20, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on

January 20, April 20, July 20 and October 20 of each year, commencing October 20, 2004, at the rate per annum for each Interest Period of three-month LIBOR plus 0.83%, determined as provided herein, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day prior to the applicable Interest Payment Date (whether or not a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Interest hereon will be calculated on the basis of the actual number of days elapsed in an Interest Period and a 360-day year. Dollar amounts resulting from such calculation will be rounded to the nearest cent, with one-half cent being rounded upward. An "Interest Period" shall be the period from and including an Interest Payment Date (or from July 20, 2004 in the case of the first Interest Payment Date) to and including the day immediately preceding the next Interest Payment Date.

         If any Interest Payment Date falls on a day that is not a Business Day, other than an Interest Payment Date that is also the date of Maturity, such Interest Payment Date will be postponed to the next succeeding Business Day except that if such next Business Day is in a different month, then that Interest Payment Date will be the immediately preceding day that is a Business Day. If the Maturity of the Notes falls on a day that is not a Business Day, the payment due on Maturity will be postponed to the next succeeding Business Day, and no further interest will accrue with respect to the period from and after Maturity.

         For these purposes, "Business Day" means a day other than a Saturday, a Sunday or any other day on which banking institutions in San Juan, Puerto Rico, New York, New York or London, England are authorized or required by law, regulation or executive order to remain closed.

         Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof at Maturity) shall be paid by check mailed to the Person entitled thereto at his last address as it appears on the Security Register or, if a U.S. Depositary with respect to this
Note is specified above or if $10,000,000 aggregate principal amount of Debt Securities of this series are registered in the name of the Holder hereof, in immediately available funds by wire transfer to such account as may have been designated by the Person entitled thereto as set forth herein in time for the Paying Agent under the Indenture to make such payments in accordance with its normal procedures. Payment of the principal of (and premium, if any) and interest on this Note due to the Holder hereof at Maturity shall be paid in immediately available funds upon presentation of this Note for surrender at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York, provided that this Note is presented for surrender in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures.

         Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York and, unless revoked by written notice to the Trustee received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date or the fifteenth calendar day preceding Maturity, shall remain in effect with respect to any further payments with respect to this Note payable to such Holder.

         This Note is one of a duly authorized issue of Debt Securities of the Company (together herein called the "Securities")issued and to be issued in one or more series under a senior indenture, dated as of May 14, 1999, as supplemented by a First Supplemental Indenture, dated as of March 30, 2001 (herein called the "Indenture"), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated Floating Rate Senior Notes due July 20, 2007 (herein called the "Notes"), limited in aggregate principal amount to U.S. $350,000,000. This Note is issued subject to the provisions of the Indenture with respect thereto.

         This Note will bear interest for each Interest Period at a rate determined by the Calculation Agent. Deutsche Bank Trust Company Americas will initially act as Calculation Agent for the Notes. The interest rate on this Note for a particular Interest Period will be a per annum rate equal to LIBOR as determined on the related Determination Date plus 0.83%. The Determination Date for an Interest Period will be the second London Banking Day preceding such Interest Period. The Determination Date with respect to the first Interest Period was July 16, 2004. Promptly upon determination, the Calculation Agent will inform the Trustee and the Company of the interest rate for the next Interest Period. Absent manifest error, the determination of the interest rate by the Calculation Agent shall be binding and conclusive on the holders of Notes, the Trustee and the Company.

         A London Banking Day is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

         With respect to any Interest Period, LIBOR shall be the rate (expressed as a percentage per annum) equal to the offered rate for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date, as such rate appears on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date.

         If Telerate Page 3750 does not include this rate or is unavailable on the Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide that bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the Determination Date to prime banks in the London interbank market for deposits in a Representative Amount (as defined below) in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of those quotations. If fewer than two quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide that bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the Determination Date for loans in a Representative

Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of those rates. If fewer than two rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

         Representative Amount means a principal amount that is representative for a single transaction in the relevant market at the relevant time.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         The Notes may not be redeemed prior to maturity.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, DORAL FINANCIAL CORPORATION has caused this instrument to be signed by its duly authorized officer, and has caused its corporate seal or a facsimile thereof to be affixed herein or imprinted hereon.

Dated: July 20, 2004

                                              DORAL FINANCIAL CORPORATION

                                              By:       /s/ Mario S. Levis
                                                 -------------------------------
                                                 Name:  Mario S. Levis
                                                 Title: Senior Executive Vice
                                                        President and Treasurer

Attest:

By: /s/ Sonia Arroyo
   ----------------------------
    Name:  Sonia Arroyo
    Title: Assistant Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Debt Securities of the series designated therein issued under the within-mentioned indenture.

                                        Deutsche Bank Trust Company Americas,
                                                 as Trustee

Dated: July 20, 2004                        By: /s/ Susan Johnson
                                               ---------------------
                                               Name:  Susan Johnson
                                               Title: Vice President

                               ___________________

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM --  as tenants in common    UNIF GIFT MIN ACT -- _____ Custodian _______
TEN ENT --  as tenants by the entireties                (Cust)           (Minor)
JT TEN  --  as joint tenants with right     Under Uniform Gifts to Minors Act
            of survivorship and not as
            tenants in common               ____________________________________
                                                                         (State)

         Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

the within Note of DORAL FINANCIAL CORPORATION and does hereby irrevocably constitute and appoint _________________________________________________
attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:_____________________                  ___________________________________

                                             ___________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.